Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT (this “Second Amendment”), dated as of April 5, 2013, among FLOWERS FOODS, INC., a Georgia corporation (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of August 1, 2008 and amended as of May 20, 2011 (as so amended and further amended, amended and restated, modified or supplemented through, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Second Amendment, the parties hereto wish to amend or otherwise modify certain provisions of the Credit Agreement as herein provided;

NOW, THEREFORE, IT IS AGREED:

I. Amendments and Modifications to Credit Agreement.

1. Section 1.09 of the Credit Agreement is hereby amended by deleting the text “two,” appearing therein.

2. Section 3.04 of the Credit Agreement is hereby restated in its entirety as follows:

“3.04 Net Payments; Taxes.

(a) All payments made by any Credit Party hereunder or under any Term Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), 13.04, 13.14 or 13.15 and except as required by applicable law, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any Excluded Taxes) (all such non-excluded Taxes being referred to collectively as “Withholding Taxes”). If any Withholding Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Withholding Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or any other Credit Document or under any Term Note, after withholding or deduction for or on account of any Withholding Taxes, will not be less than the amount provided for herein or in such Credit Document or in such Term Note. If any amounts are payable in respect of Withholding Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income (however denominated) of the applicable Lender as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Withholding Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Withholding Taxes so levied or imposed and paid by such Lender.

(b) (i) Any Lender that is entitled to an exemption from or reduction of Withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.04(b)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup Withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal Withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal Withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal Withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal Withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(c) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.04 (including by the payment of additional amounts pursuant to this Section 3.04), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (c) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (c), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (c) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.”

3. Section 7.10(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a) (i) Each Plan is in compliance in all material respects with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Borrower nor any of its respective Subsidiaries nor any ERISA Affiliate has incurred any liability (other than contributions by the Borrower or an ERISA Affiliate timely made in accordance with minimum funding requirements under Section 412 of the Code and in accordance with the requirements of Section 515 of ERISA) to or on account of a Plan and/or a Multiemployer Plan pursuant to Section 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened in writing; none of the Borrower, any of its respective Subsidiaries or any ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan; (ii) and in each case in clause (a)(i) above, no liability, individually, or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.”

4. Section 7.12 of the Credit Agreement is hereby restated in its entirety as follows:

“7.12 [Reserved].”

5. Section 7.15 of the Credit Agreement is hereby restated in its entirety as follows:

“7.15 Anti-Terrorism Law.

(a) Neither the Borrower nor any of its Subsidiaries is in violation of any legal requirement relating to any laws with respect to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the USA Patriot Act. Neither the Borrower nor any of its Subsidiaries and, to the knowledge of the Borrower, no agent of the Borrower or any of its Subsidiaries acting on behalf of the Borrower or any of its Subsidiaries, as the case may be, is any of the following:

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(b) Neither the Borrower nor any of its Subsidiaries and, to the knowledge of the Borrower, no agent of the Borrower or any of its Subsidiaries acting on behalf of the Borrower or any of its respective Subsidiaries, as the case may be, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of a Person described in Section 7.15(a), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.”

6. Section 7.19 of the Credit Agreement is hereby amended by deleting the text “2,000,000” appearing therein and inserting the text “5,000,000” in lieu thereof.

7. Section 8.01(c) of the Credit Agreement is hereby restated in its entirety as follows:

“(c) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a) and (b), a certificate of an Authorized Representative of the Borrower in the form of Exhibit J to the effect that, to the best of such Authorized Representative’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 9.01(xiii), 9.05(vi), 9.07 and 9.08 at the end of such fiscal quarter or year, as the case may be.”

8. Section 8.07 of the Credit Agreement is hereby amended by (x) inserting the parenthetical “(other than contributions by the Borrower or an ERISA Affiliate timely made in accordance with minimum funding requirements under Section 412 of the Code and in accordance with the requirements of Section 515 of ERISA)” immediately after the text “incur any liability” and immediately before the text “(including any indirect,” appearing in clause (vii) thereof, (y) deleting the text “Plan and/or Multiemployer” immediately after the text “4212 of ERISA or with respect to a” appearing therein and (z) deleting the text “Affect” at the end of such Section and inserting the text “Effect” in lieu thereof.

9. Section 8.10(a) of the Credit Agreement is hereby amended by (x) deleting the text “to the Administrative Agent” immediately after the text “deliver a Subsidiaries Guaranty” appearing therein and (y) inserting the text “to the Administrative Agent (i) a schedule that sets forth the correct legal name of each Subsidiary of the Borrower, the direct and indirect (if any) owner of each such Subsidiary and whether each such Subsidiary is a Wholly-Owned Domestic Subsidiary and (ii)” immediately after the text “such event) deliver”.

10. Section 9.01(xii) of the Credit Agreement is hereby amended by deleting the text “200,000,000” appearing therein and inserting the text “275,000,000” in lieu thereof.

11. Section 9.01(xiii) of the Credit Agreement is hereby amended by deleting the text “150,000,000” appearing therein and inserting the text “200,000,000” in lieu thereof.

12. Section 9.01(xiii) of the Credit Agreement is hereby amended by deleting the text “180,000,000” appearing therein and inserting the text “225,000,000” in lieu thereof.

13. Section 9.07 of the Credit Agreement is hereby amended by inserting the following new text at the end of such Section:

“; provided that, if the Borrowing Date (as defined in the 2013 Credit Agreement) occurs, the Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter (x) following the Borrowing Date (as defined in the 2013 Credit Agreement), up to and including the last day of the fourth full fiscal quarter following the Borrowing Date (as defined in the 2013 Credit Agreement), to be greater than 3.75:1.00 and (y) thereafter, to be greater than 3.50:1.00”.

14. Section 10.04 of the Credit Agreement is hereby amended by deleting the text “50,000,000” appearing therein and inserting the text “75,000,000” in lieu thereof.

15. Section 10.06 of the Credit Agreement is hereby restated in its entirety as follows:

“Section 10.06 ERISA. (a) Any Plan and/or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan and/or Multiemployer Plan shall have had or is likely to have a trustee appointed to administer such Plan and/or Multiemployer Plan pursuant to Section 4042 of ERISA, any Plan and/or Multiemployer Plan shall have been or is reasonably expected to be terminated or to be the subject of termination proceedings under Section 4042 of ERISA, any Plan and/or Multiemployer Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan, Multiemployer Plan and/or Foreign Pension Plan has not been timely made, or the Borrower or any of its respective Subsidiaries or any ERISA Affiliate have incurred or is reasonably expected to incur a liability (other than contributions by the Borrower or an ERISA Affiliate timely made in accordance with minimum funding requirements under Section 412 of the Code and in accordance with the requirements of Section 515 of ERISA) to or on account of a Plan and/or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest or a liability; (c) and in each case in clauses (a) and (b) above, the same, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or”

16. Section 10.08 of the Credit Agreement is hereby amended by deleting the test “50,000,000” appearing therein and inserting the text “75,000,000” in lieu thereof.

17. The definition of “ERISA Affiliate” appearing in Section 11 of the Credit Agreement is hereby restated in its entirety as follows:

““ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.”

18. The definition of “Existing Revolving Credit Agreement” appearing in Section 11 of the Credit Agreement is hereby restated in its entirety as follows:

““Existing Revolving Credit Agreement” shall mean that certain Credit Agreement, dated as of October 24, 2003, and amended and restated as of October 29, 2004, and further amended and restated as of June 6, 2006 and further amended by the First Amendment and Waiver Agreement, dated as of October 5, 2007, and further amended and restated as of May 20, 2011, and further amended as of November 16, 2012, and as may be further amended through the date hereof, among Flowers Foods, Inc., the lenders party thereto, Bank of America,

N.A., Harris N.A. and Cooperatieve Centrale Raiffeisen-Boerenleen Bank, B.A., “Rabobank International”, New York Branch, as co-documentation agents, Suntrust Bank, as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent (as amended, restated, supplemented and/or otherwise modified from time to time).”

19. The definition of “Existing Subsidiaries Guaranty” appearing in Section 11 of the Credit Agreement is hereby deleted in its entirety.

20. The definition of “FATCA” appearing in Section 11 of the Credit Agreement is hereby restated in its entirety as follows:

““FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.”

21. The definition of “Guaranteed Obligations” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the following new text at the end of such definition:

“; provided that, Guaranteed Obligations shall exclude any Excluded Swap Obligations.”

22. The definition of “Notice Office” appearing in Section 11 of the Credit Agreement is hereby restated in its entirety as follows:

““Notice Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Building 200, Jacksonville, Florida 32256, Attention: Lee Scherin (tele: (904) 520-5353) or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.”

23. The definition of “Permitted Securitization” appearing in Section 11 of the Credit Agreement is hereby restated in its entirety as follows:

““Permitted Securitization” shall mean any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary of the Borrower pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) Receivables or interests therein and collateral securing such Receivables, contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations or supporting obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and collections or proceeds of any of the foregoing (collectively, the “Related Assets”) (i) to a trust, partnership, corporation or other Person (other than the Borrower or any Subsidiary of the Borrower other than a special purpose entity created primarily for the purposes of such transaction or transactions), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (ii) directly to one or more investors or other purchasers (other than the Borrower or any Subsidiary of the Borrower other than a special purpose entity primarily created for purposes of such transaction or transactions), it being understood that a Permitted Securitization may involve (A) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein, and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Securitization, and (B) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein; provided that (x) any such transactions shall provide for recourse to such Subsidiary of the Borrower or the Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of other customary securitization undertakings in the jurisdiction relevant to such transactions and (y) the aggregate amount of all such transactions constituting “Permitted Securitizations” shall not exceed an aggregate amount equal to $200,000,000 at any time outstanding. The “amount” or “principal amount” of any Permitted Securitization shall be deemed at any time to be (1) the aggregate principal, or stated amount, of the Indebtedness or fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (2) in the case of any Permitted Securitization in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the transferee in connection with its purchase of Receivables less the amount of collections received by the Borrower or any Subsidiary of the Borrower in respect of such Receivables and paid to such transferee, in each case excluding any amounts applied to purchase fees or discount or in the nature of interest and the aggregate principal amount or stated amount of Indebtedness, fractional undivided interests or other securities held by the Borrower, such Subsidiary or any Affiliate.”

24. The definition of “Permitted Subsidiary Indebtedness” appearing in Section 11 of the Credit Agreement is hereby amended by (a) deleting the text “1,000,000” appearing therein and inserting the text “5,000,000” in lieu thereof and (b) deleting the text “150,000,000” appearing therein and inserting the text “200,000,000” in lieu thereof.

25. The definition of “Significant Acquisition” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “325,000,000” appearing therein and inserting the text “400,000,000” appearing therein.

26. The definition of “Subsidiaries Guaranty” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “5.06” appearing therein and inserting the text “4.05” in lieu thereof.

27. The definition of “Unfunded Current Liability” appearing in Section 11 of the Credit Agreement is hereby restated in its entirety as follows:

““Unfunded Current Liability” of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year each exceeds the value of the assets allocable thereto, each determined in accordance with the funding requirements set forth under Section 412 of the Code, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan.”

28. Section 11 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“2013 Credit Agreement” shall mean that certain Credit Agreement, dated as of April 5, 2013, among the Borrower, the lenders party thereto from time to time, Branch Banking and Trust Company, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and Regions Bank, as co-documentation agents, Bank of America, N.A., as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent.

“Anti-Terrorism Laws” shall have the meaning provided in Section 7.15(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor (if any), any Swap Obligation if, and to the extent that, all or a portion of the Subsidiaries Guaranty of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a Lien to secure, such Swap Obligation (or any Subsidiaries Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Subsidiaries Guaranty of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Subsidiaries Guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Lender or required to be withheld or deducted from a payment to any Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Term Loan Commitment (other than pursuant to an assignment request by the Borrower under Section 1.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 3.04(b) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning provided in Section 7.15(a).

“OFAC” shall have the meaning provided in Section 7.15(a)(v).

“Second Amendment Effective Date” shall mean the Amendment Effective Date under and as defined in that certain Second Amendment to Credit Agreement, dated as of April 5, 2013, by and among the Borrower, the Administrative Agent and each Lender party thereto.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.

29. Section 13.01 of the Credit Agreement is hereby amended by (w) inserting the text “(a)” immediately before the first sentence of such Section, (x) adding the parenthetical “(each, an “Indemnified Person”)” immediately after the text “investment advisors and agents” appearing in clause (iii) thereof, (y) deleting the text “the” immediately after the text “willful misconduct of” appearing in clause (b) thereof and inserting the text “, or material breach in bad faith of its material obligations under this Agreement or any other Credit Document by, the Indemnified” in lieu thereof, and (z) inserting the following new subsection (b) at the end of such Section:

“(b) To the full extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for consequential, special, indirect or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).”

30. Section 13.07 of the Credit Agreement is hereby amended by deleting the text “Pro Forma Basis” appearing therein and inserting the text “pro forma basis” in lieu thereof.

31. Section 13.18 of the Credit Agreement is hereby restated in its entirety as follows:

“Section 13.18 USA PATRIOT Act Notice. Each Lender subject to the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties and other information that will allow such Lender to identify the Borrower and the other Credit Parties in accordance with the USA PATRIOT Act and the Borrower agrees to provide such information from time to time to any Lender.”

32. Schedule IV to the Credit Agreement is hereby restated in its entirety as follows:

“[Reserved]”

II. Conditions Precedent to Effectiveness.

This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied; provided that if the following conditions are not satisfied by April 5, 2013, this Second Amendment shall not become effective and shall be of no force or effect with respect to the Credit Agreement:

1. The Borrower, the Administrative Agent and the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile, pdf or other electronic transmission) the same to the Administrative Agent.

2. All of the representations and warranties made pursuant to Part III hereof shall be true and correct in all material respects on the Second Amendment Effective Date after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such specified date).

3. The Borrower shall have paid any reasonable and documented out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to Section 13.01 of the Credit Agreement, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.

4. The Administrative Agent shall have received such other documents, information or agreements regarding the Borrower as the Administrative Agent shall reasonably request.

III. Representations and Warranties.

The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Second Amendment:

1. The execution, delivery and performance of this Second Amendment have been duly authorized by all necessary action on the part of the Borrower.

2. This Second Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and to general principles of equity.

3. All of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such specified date).

4. No Default or Event of Default has occurred and is continuing.

IV. General Provisions.

1. Governing Law. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

2. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by telecopy or other electronic image scan transmission of an executed counterpart of a signature page to this Second Amendment shall be effective as delivery of an original executed counterpart of this Second Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopy or other electronic image scan transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopy or other electronic image scan transmission. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

3. Severability. Any provision hereof which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering the remaining provisions hereof invalid, illegal or unenforceable in such jurisdiction and without affecting the validity, legality or enforceability of any provision in any other jurisdiction.

4. Successors; Assignment. The terms of this Second Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each Lender.

5. Effect on Credit Documents. (i) Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to receive consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

6. Reference to Amendment. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Credit Agreement as modified hereby. This Second Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: EVP & CFO

[Signature Page to Second Amendment to Flowers Term Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, individually as Administrative Agent and as a Lender

By:	/s/ Heidi Sandquist
Name: Heidi Sandquist
Title: Director

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

[Signature Page to Second Amendment to Flowers Term Credit Agreement]

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008 AND AMENDED AS OF MAY 20, 2011, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A.

By:	/s/ David Catherall
Name: David Catherall
Title: Managing Director

[Signature Page to Second Amendment to Flowers Term Credit Agreement]

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008 AND AMENDED AS OF MAY 20, 2011, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch

By:	/s/ Theodore W. Cox
Name: Theodore W. Cox
Title: Executive Director

By:	/s/ Stewart Kalish
Name: Stewart Kalish
Title: Executive Director

[Signature Page to Second Amendment to Flowers Term Credit Agreement]

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008 AND AMENDED AS OF MAY 20, 2011, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION

SunTrust Bank

By:	/s/ Peter L. Johnson
Name: Peter L. Johnson Title: Vice President

[Signature Page to Second Amendment to Flowers Term Credit Agreement]

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008 AND AMENDED AS OF MAY 20, 2011, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Branch Banking and Trust Company

By:	/s/ B. Echols
Brantley Echols Senior Vice President

[Signature Page to Second Amendment to Flowers Term Credit Agreement]

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008 AND AMENDED AS OF MAY 20, 2011, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA

By:	/s/ Alfred S. Compton, Jr.
Name: Alfred S. Compton, Jr. Title: SVP/Managing Director

[Signature Page to Second Amendment to Flowers Term Credit Agreement]

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008 AND AMENDED AS OF MAY 20, 2011, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

The Northern Trust Company

By:	/s/ Kathryn S Reuther
Name: Kathryn Schad Reuther Title: SVP

[Signature Page to Second Amendment to Flowers Term Credit Agreement]

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008 AND AMENDED AS OF MAY 20, 2011, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

CoBank, FCB (as successor by merger with U.S. AgBank, FCB)

By:	/s/ M Tousignant
Name: Michael Tousignant Title: Vice President

[Signature Page to Second Amendment to Flowers Term Credit Agreement]

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 1, 2008 AND AMENDED AS OF MAY 20, 2011, AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

AgFirst Farm Credit Bank

By:	/s/ Steven J O’Shea
Steven J O’Shea Vice President

[Signature Page to Second Amendment to Flowers Term Credit Agreement]